EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the inclusion in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated November 12, 1997, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP



Miami, Florida
April 2, 1998